Exhibit 99.1

ERBA DIAGNOSTICS, INC. REPORTS

FIRST QUARTER 2014 FINANCIAL RESULTS

- - Fourth consecutive quarter with positive net income - -

- - Integration and consolidation continues to improve operational efficiency and reduce costs - -

- - Slow start to the year on revenue growth - -

MIAMI LAKES, FL, May 15, 2014 - ERBA Diagnostics, Inc. (NYSE MKT: ERB), a fully integrated in vitro diagnostics company, reported its financial results for the three months ended March 31, 2014.

Sanjiv Suri, Interim Chief Executive Officer of ERBA Diagnostics, said, “I am pleased to report a continuation in the first quarter of 2014 of the turnaround we are experiencing, with year-over-year improvement to positive net income in the first quarter of 2014 from a net loss in the first quarter of 2013. We have also now achieved positive net income in four consecutive quarters. We continued to see growth in high margin reagents sales in the first quarter of 2014.”

Mr. Suri continued, “Comparing the three months ended March 31, 2014 to the three months ended March 31, 2014, revenues decreased by 5%, driven mainly by slow sales in Russia due to the political conflict in the region and by our ongoing reorganization of our international sales organization. Gross profit margin improved by approximately 80 basis points and operating expenses were lower by approximately $286,000 in the three months ended March 31, 2014 compared to the three months ended March 31, 2013, resulting in positive net income of $164,246 in the three months ended March 31, 2014 compared to a net loss of $ 247,052 in the three months ended March 31, 2013.

“We continue to consolidate our operations, as can be seen in the improved gross margin and lower operating expenses, as well as to implement a number of new initiatives in an effort to grow sales and expand the product range. We expect the sales reorganization for the international markets to drive revenue growth in the second half of 2014. We continue to explore potential acquisitions, both in the United States and internationally. These efforts are backed by our previously reported stock purchase agreement and warrant with our principal stockholder, ERBA Diagnostics Mannheim GmbH.”

Financial Highlights for the Three Months ended March 31, 2014

Net revenues decreased by $336,995 to $6,371,112 in the three months ended March 31, 2014 from $6,708,107 in the three months ended March 31, 2013. Gross profit decreased by $100,929 to $2,946,425 in the three months ended March 31, 2014 from $3,047,174 in the three months ended March 31, 2013.

Income from operations totaled $249,246 in the three months ended March 31, 2014 as compared to operating income of $63,831 in the three months ended March 31, 2013. This increase was primarily related to the reversal of bad debt allowance at Delta Biologicals, S.r.L., our wholly-owned subsidiary located in Italy, of approximately $153,000 and to the billing to ERBA Diagnostics Mannheim GmbH of approximately $190,000 of research and development costs at Delta Biologicals, S.r.L., offset by the decrease in gross profit from decreased net revenues as described above.

We generated net income of $164,246 in the three months ended March 31, 2014 as compared to incurring a net loss of $247,052 in the three months ended March 31, 2013. Basic and diluted net income per common share were $0.00 in the three months ended March 31, 2014 as compared to basic and diluted net loss per common share of $0.01 in the three months ended March 31, 2013.

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (www.erbadiagnostics.com), headquartered in Miami Lakes, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, clinical chemistry, hematology and diabetes through its six subsidiaries – Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe), ImmunoVision, Inc. (U.S.), Drew Scientific, Inc. (U.S.), JAS Diagnostics, Inc. (U.S.), and Erba Diagnostics Mexico S.A. (Latin America).

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of ERBA Diagnostics, Inc., including, without limitation, the risks and uncertainties related to: ERBA Diagnostics’ ability to successfully improve its financial condition, results of operations and cash flows; ERBA Diagnostics’ ability to successfully implement its initiatives to grow sales and expand the product range, during the timeframe expected or at all; ERBA Diagnostics’ sales reorganization for the international markets may not result in revenue growth, during the timeframe expected or at all; ERBA Diagnostics may not be successful in identifying or consummating acquisitions or other strategic opportunities and any identified and consummated acquisition or other strategic opportunity may not be successfully integrated and may not result in synergies, operational efficiencies or other benefits anticipated and may not otherwise improve ERBA Diagnostics’ financial condition, operating results or cash position; ERBA Diagnostics’ ability to successfully integrate acquired businesses or products, including, without limitation, its ability to integrate Drew Scientific; ERBA Diagnostics’ integration and consolidation, including, without limitation, its ability to integrate Drew Scientific, may not result in improved operational efficiency or reduced costs; acquisitions of businesses and products, and the integration of acquired businesses and products, may disrupt ERBA Diagnostics’ business, distract its management and may not proceed as planned, including, without limitation, its acquisition of and its ability to integrate its Drew Scientific; the risks and uncertainties related to the transactions contemplated by ERBA Diagnostics’ stock purchase agreement and warrant with ERBA Diagnostics Mannheim GmbH, including, among other things, that the transactions contemplated to be consummated at the future closings under the stock purchase agreement may not be consummated on the contemplated terms, in the time frame anticipated, or at all, that the warrants may not be exercised, in whole or in part, by ERBA Mannheim, that ERBA Mannheim has the sole discretion regarding its decision of whether or not, and if so when, to exercise the warrants, in whole or in part, and such decision will be based upon considerations ERBA Mannheim deems to be appropriate, which may include, among other things, the future market price of ERBA Diagnostics’ common stock, which is subject to volatility and a number of other factors, many of which may be beyond ERBA Diagnostics’ control, and that, when deciding whether or not, and if so when, to exercise the warrants, in whole or in part, ERBA Mannheim’s interest may conflict with ERBA Diagnostics’ interests; and economic, competitive, political, governmental and other factors affecting ERBA Diagnostics and its operations, markets and products.  In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in ERBA Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

- FINANCIAL TABLES ON FOLLOWING PAGES -

ERBA Diagnostics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,863,069	$4,031,071
Accounts receivable, net	6,467,059	5,546,715
Inventories, net	7,218,058	6,494,173
Related party receivables	2,064,788	1,834,732
Other current assets	336,087	395,196
Total current assets	18,949,061	18,301,887
PROPERTY, PLANT AND EQUIPMENT:
Land	352,957	352,957
Buildings and improvements	3,135,967	3,136,434
Machinery and equipment	3,915,380	3,831,213
Furniture and fixtures	2,153,582	2,216,720
	9,557,886	9,537,324
Less: accumulated depreciation	(8,103,982)	(7,976,121)
Property, plant and equipment, net	1,453,904	1,561,203
OTHER LONG-TERM ASSETS:
Intangible assets, net	1,396,769	1,480,151
Goodwill	3,494,619	3,494,619
Equipment on lease, net	576,262	586,785
Product license	212,202	226,349
Restricted deposits	204,686	204,686
Other assets	18,767	18,786
Total other long-term assets	5,903,305	6,011,376
Total assets	$26,306,270	$25,874,466
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,334,285	$1,953,906
Revolving line of credit	1,839,661	1,904,879
Other accrued expenses	2,726,165	2,894,430
Total current liabilities	6,900,111	6,753,215
OTHER LONG-TERM LIABILITIES:
Deferred tax liabilities	593,357	576,160
Other long-term liabilities	1,046,951	1,027,425
Total other long-term liabilities	1,640,308	1,603,585
Total liabilities	8,540,419	8,356,800
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.01, authorized 100,000,000 shares, issued and outstanding 43,783,221 in 2014 and 43,658,221 in 2013	437,832	436,582
Additional paid-in capital	53,186,370	53,081,370
Accumulated deficit	(35,697,097)	(35,861,343)
Accumulated other comprehensive loss	(161,254)	(138,943)
Total shareholders’ equity	17,765,851	17,517,666
Total liabilities and shareholders’ equity	$26,306,270	$25,874,466

ERBA Diagnostics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Three Months Ended March 31, 2014 and 2013

(Unaudited)

	2014	2013
NET REVENUE	$6,371,112	$6,708,107
COST OF SALES	3,424,867	3,660,933
Gross profit	2,946,245	3,047,174
OPERATING EXPENSES:
Selling	1,095,678	1,303,481
General and administrative	1,398,078	1,332,744
Research and development	203,243	347,118
Total operating expenses	2,696,999	2,983,343
Income from operations	249,246	63,831
OTHER INCOME (EXPENSE), NET:
Interest expense	(9,560)	(23,544)
Unrealized gain (loss) on foreign currency transactions	1,974	(9,687)
Acquisition expenses	--	(211,045)
Other expense, net	(47,885)	(25,613)
Total other expense, net	(55,471)	(269,889)
Income (loss) before provision for income taxes	193,775	(206,058)
PROVISION FOR INCOME TAXES	29,529	40,994
Net income (loss)	164,246	(247,052)
OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	(22,311)	(74,046)
Total comprehensive income (loss)	$141,935	$(321,098)
NET INCOME (LOSS) PER SHARE – Basic	$0.00	$(0.01)
NET INCOME (LOSS) PER SHARE – Diluted	$0.00	$(0.01)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	43,783,221	43,658,221
Diluted	55,237,472	43,658,221